EXHIBIT 10.59

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO PROGRAM AGREEMENT

This FIRST AMENDMENT (“First Amendment”) to the September 19th, 2007, Program Agreement (the “Agreement”) by and between Republic Bank & Trust Company (“Republic”), a Kentucky banking corporation, and Jackson Hewitt Inc. (“JHI”), a Virginia corporation, is effective as of the 2nd day of December, 2008 (the “Effective Date”).

RECITALS

WHEREAS, Republic and JHI entered into the Agreement on September 19, 2007.

WHEREAS, Republic and JHI desire to Amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Republic and JHI do hereby agree to amend the Agreement as follows:

AMENDMENTS

1.             Section 2.2 (b) shall be modified to read as follows:

(b)           For Tax Season 2009, JHI shall designate Republic as the sole and exclusive Financial Product provider under the Program for the Designated ERO Locations (or equivalent locations); provided, however, that JHI may, with Republic’s mutual understanding and agreement, also designate Republic as the sole and exclusive Financial Product provider under the Program for EROs [*] the “Additional 2009 Designations” and,  collectively with the Designated ERO Locations (or equivalent locations), the “2009 Designated ERO Locations”).  [*]

2.             Section 4 (b) shall be modified to read as follows:

(b)           For the 2009 Tax Season, Republic shall pay to JHI [*]

3.             The following language shall be added to Section 6 and shall read as follows:

[*]

6.11         Compliance Rating.  JHI shall achieve a Satisfactory Compliance Rating, which will be determined by Republic no later than May 31st of each year.  A Satisfactory Compliance Rating shall consist of the following:  (i) a score of no less than [*] on the Compliance audit which includes, but is not limited to, Application retention, signed and completed Applications, and signed and completed Truth-in-Lending Act Disclosures, (ii) conducting compliance training, approved by Republic, and verifying to Republic that said training was completed and passed by all Designated ERO Locations’ employees, (iii) maintaining adequate electronic and physical security, as set forth in the Program Guidelines (as described in the Program Agreement) and as determined by the Compliance audit, and (iv) providing accurate reports and information, in a timely manner, including but not limited to, identifying tax preparers in all ERO locations who have passed the required compliance training, reports of all Customers who have been denied a Financial Product based on Application screening, and information on all Joint Applications on which a Spouse has chosen to opt-out of the RAL, Money Now Loan, or AR / BL (“Loan Product”), including which Loan Product was opted-out of and the name of the opting-out Spouse.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

4.             Section 9.4 (i) shall be modified to read as follows:

[*]

5.             The parties agree to negotiate in good faith to modify all necessary provisions under this Agreement for the 2010 Tax Season, no later than [*].

6.             Republic and JHI enter into this First Amendment only for the purposes stated herein.  Unless otherwise amended herein, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by a duly authorized officer of each party as of the date set forth above.

REPUBLIC BANK & TRUST COMPANY		JACKSON HEWITT INC.

By:	/s/ William Nelson	By:	/s/ Daniel P. O’Brien

	William Nelson	Name: Daniel P. O’Brien
Managing Director
Title: EVP & CFO